UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section l3 or l5(d) of the
Securities Exchange Act of l934

April 23, 2018 (April 20, 2018)
Date of report (date of earliest event reported)

SP PLUS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50796	16-1171179
(Commission File Number)	(IRS Employer Identification No.)

200 E. Randolph Street, Suite 7700, Chicago, Illinois 60601‑7702
(Address of Principal Executive Offices)  (Zip Code)

(312) 274-2000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
The information in Item 8.01 below is hereby incorporated by reference into this Item 5.02.

Item 8.01 Other Events
On April 2, 2018, SP Plus Corporation (the "Company") filed its Definitive Proxy Statement relating to its Annual Meeting of Stockholders to be held on May 8, 2018. In connection with the Company’s Annual Meeting, the Company's Board of Directors recommended that stockholders approve an amendment and restatement of the SP Plus Long-Term Incentive Plan (the "Plan"), to (i) increase the number of shares of the Company’s common stock available for awards under the Plan from 2,975,000 to 3,775,000, an increase of 800,000 shares; (ii) eliminate certain provisions related to “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended; and (iii) make certain updates to the basic form of the Plan document. The amendment and restated was approved, subject to stockholder approval, by the Company’s Board of Directors on March 7, 2018, March 20, 2018 and April 20, 2018.
After mailing the Proxy Statement, the Company was advised that Institutional Stockholder Services Inc. ("ISS"), a proxy advisory firm, did not recommend approval of the Plan amendment and restatement because of a provision in the Plan that allowed the Company, in its discretion, to accelerate the timing of the exercise of any award granted under the Plan in the event of the adoption of a plan of a merger or consolidation. Although ISS' evaluation found that the Plan's cost, features, and grant practices were acceptable, it recommended a vote "against" the proposal to amend and restate the Plan based on that language, which has been part of the Plan since the Plan was last approved by the Company’s stockholders.
In light of this concern, the Company's Board of Directors has decided to amend the provision that contained the language identified by ISS as forming the basis for its objection so that the provision applies in the event of the consummation of a merger or consolidation, rather than in the event of the adoption of a plan of merger or consolidation. On April 20, 2018 the Company’s Board of Directors adopted, subject to stockholder approval, a revised amendment and restatement of the Plan reflecting this additional change. The relevant provision in Article XIX of the Plan has been amended in its entirety to read as follows:
Notwithstanding anything herein to the contrary, the Company may, in its sole discretion accelerate the timing of the exercise provisions of any Award in the event of (i) the consummation of a plan of merger or consolidation under which a majority of the Shares of the Company would be converted into or exercised for cash or securities of any other corporation or entity, or (ii) a sale or exchange of all or any portion of the Company’s assets or equity securities.
A copy of the Plan, as amended and restated on April 20, 2018, is filed as Exhibit 10.1 to this Current Report on Form 8-K.
 The Plan, as amended and restated, will be presented for stockholder approval at the Company's Annual Meeting of Stockholders. Any vote "FOR" or "AGAINST" the Plan proposal using the proxy card previously made available by the Company to the stockholders of record of the Company or the voting instruction card made available to the beneficial owners by their broker, bank or another nominee will be counted as a vote "FOR" or "AGAINST" the Plan, as amended. If any stockholder has already returned his or her properly executed proxy card or voted via the Internet or by telephone and would like to change his or her vote on any matter, such stockholder may revoke his or her proxy before it is voted at the Annual Meeting of Stockholders by submission of a proxy bearing a later date via the Internet, by telephone, by mail or by attending the Annual Meeting in person and casting a ballot or as otherwise described in the Company's Proxy Statement.
Important Information
The Company, its directors and certain of its executive officers and employees are participants in the solicitation of proxies from Company stockholders in connection with its 2018 annual meeting of stockholders to be held on May 8, 2018. The Company has also engaged Morrow Sodali Global LLC (f/k/a Morrow & Co., LLC) to assist in the solicitation of proxies for the Annual Meeting and will pay this firm an estimated fee of $6,000, plus reimbursement of out-of-pocket expenses. Information concerning the identity and interests of these persons is available in the definitive proxy statement the Company filed with the SEC on April 2, 2018.

The Company has filed a definitive proxy statement in connection with its 2018 annual meeting. The definitive proxy statement, any amendments thereto and any other relevant documents, and other materials filed with the SEC concerning the Company are (or will be, when filed) available free of charge at http://www.sec.gov or from the Company by accessing its website at www.spplus.com under the heading of "Investor Relations" and then "Financials and Filings." Stockholders should read carefully the definitive proxy statement and any other relevant documents that the Company files with the SEC when they become available before making any voting decision because they contain important information.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.
10.1 - SP Plus Corporation Long-Term Incentive Plan, as Amended and Restated, adopted as of April 20, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SP PLUS CORPORATION

Date: April 23, 2018	By: /s/ VANCE C. JOHNSTON
Vance C. Johnston, Chief Financial Officer and Treasurer